Exhibit 99.2

Asensus Surgical Provides Corporate Update

RESEARCH TRIANGLE PARK, N.C.--(GLOBE NEWSWIRE)--February 21, 2023-- Asensus Surgical, Inc. (NYSE American: ASXC), a medical device company that is digitizing the interface between the surgeon and the patient to pioneer a new era of Performance-Guided Surgery™, is providing this corporate update in conjunction with its previously announced Investor Day, which will be hosted today, beginning at 11:30am EST.

“Our vision is to revolutionize the way surgery is performed and ultimately the way patients are treated. To date, we have made tremendous progress evolving robotically-assisted surgery into Digital Laparoscopy with the combination of our Senhance® Surgical System and the intelligent capabilities of our Intelligent Surgical Unit™(ISU™). However, we expect more from a surgical solution,” said Anthony Fernando, President and Chief Executive Officer of Asensus. “We have first hand knowledge, shaped by thousands of real-world procedures and years of interactions with surgeons and hospitals, of what the market needs, which is much more than just a robot. The best solution will materially reduce surgical variability and deliver improved outcomes. We are working to deliver that solution, a new era of surgery called Performance-Guided Surgery, the foundation of which will be our new LUNA™ Surgical System and the clinical intelligence capabilities provided to surgeons through the ongoing development of the ISU.”

Based on its clinical and commercial experience to date, the Company is introducing an integrated Digital Surgery solution comprising a next generation surgical platform and instruments, real-time intraoperative clinical intelligence and a secure cloud platform to apply machine learning to deliver clinical insights. This Digital Surgery solution will enable the Company’s vision of Performance-Guided Surgery.

LUNA, the Company’s Next Generation Digital Surgery Platform

Designed based on the feedback received from over 10,000 digital laparoscopic procedures performed with the Senhance System, the LUNA Surgical System is the Company’s next generation digital surgery platform. Through a combination of advanced minimally invasive instrumentation, the first ever digital interface between the surgeon and the console, and industry-leading clinical intelligence tools, we believe LUNA is poised to revolutionize the way surgery is performed.

The LUNA Surgical System is under development, and not currently available for use.

The LUNA Surgical System is Asensus’ next generation digital surgery platform that is poised to revolutionize the way surgery is performed.

New Intelligent Surgical Unit Capabilities Announced

The Company’s digital surgical platforms are powered by the ISU. The ISU enables real-time surgical image analytics coupled with machine vision-driven control of the camera for a surgeon by responding to commands and recognizing certain objects and locations in the surgical field. It allows the surgeon to measure anatomy, place digital tags, enhance the surgical image and offers Augmented Intelligence (AI) driven control of the camera enabling the surgeon to focus on other critical surgical tasks.

The Company is announcing incremental features sets which are now under development:

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An Analytical Feature Set, which includes pre-operative surgical planning that will allow surgeons to map out and plan for specific surgical actions intraoperatively using the ISU’s Augmented Intelligence

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A Safety Feature Set, which includes “no fly zone” functionality that will enable the identification and marking of potential hazards during the operation, thereby restricting instruments from entering into defined anatomical structures

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A Training and Education Set, which includes telestration, allowing multiple team members to work together in real-time by annotating, highlighting and drawing on a shared visual display of the surgical field

Cloud Data Architecture and Machine Learning

Asensus Surgical previously announced that it agreed on a multi-year strategic collaboration with Google Cloud to integrate Google Cloud’s secure cloud data architecture and machine learning technologies to further expand the capabilities of the Asensus Surgical’s Performance-Guided Surgery framework enabled through the ISU. Google’s secure cloud data architecture will capture this data and Asensus will enable customer access portals and performance dashboards for surgeons and hospitals. Google’s machine learning technologies will be utilized to analyze the data and discern clinical intelligence that can be utilized by surgeons and hospitals in addition to continuously improving the software in the ISU to provide better intra-operative clinical insight. This collaboration to better capture clinical performance data and apply Augmented Intelligence capabilities is expected to provide clinical insight and drive superior outcomes for patients.

KARL STORZ Collaboration Agreement

The Company previously announced that it had entered into a Memorandum of Understanding with KARL STORZ VentureONE Pte. Ltd. (KARL STORZ), a new wholly owned subsidiary of KARL STORZ SE & Co. KG, a global leader in the medical technologies industry, especially in the area of endoscopes, medical instruments, and devices that offers state-of-the-art technology for minimally invasive procedures in virtually all surgical specialties. As part of this agreement, KARL STORZ intends to market and sell Asensus’ Intelligent Surgical Unit as a standalone device together with their IMAGE1 S™ Imaging system and OR1™ integration solution. The companies also intend to work together on the integration of the ISU into KARL STORZ's laparoscopic vision systems and jointly collaborate on developing next-generation instrumentation to be used with Asensus and KARL STORZ surgical platforms. As a solution-oriented and innovative partner, KARL STORZ is in close collaboration with surgeons and health care partners around the globe to enable them to perform at their very best every day to improve patients' lives. Upon finalization of the definitive agreements, the ISU’s will bring its advanced Augmented Intelligence capabilities to operating rooms around the world.

February 2023 Investor Day

The Company is hosting an Investor Day today, Tuesday, February 21, 2023 in New York, NY. The event will begin at 11:30 AM EST. A live webcast of the conference presentation will be available online on the investor relations page of the Company’s website at https://ir.asensus.com/events-and-presentations. Replays of the webcasts will be archived on the website.

About Asensus Surgical, Inc.

Asensus Surgical, Inc. is digitizing the interface between the surgeon and patient to pioneer a new era of Performance-Guided Surgery by unlocking clinical intelligence for surgeons to enable consistently superior outcomes and a new standard of surgery. Based upon the foundation of Digital Laparoscopy with the Senhance Surgical System, the Company is developing the LUNA Surgical System, a next generation robotic and instrument system as a foundation of its Digital Surgery solution. These systems will be powered by the Intelligent Surgical Unit to increase surgeon control and reduce surgical variability. With the addition of machine vision, Augmented Intelligence, and deep learning capabilities throughout the surgical experience, we intend to holistically address the current clinical, cognitive and economic shortcomings that drive surgical outcomes and value-based healthcare. The Senhance Surgical System is now available for sale in the US, EU, Japan, Russia, and select other countries. For a complete list of indications for use, visit: www.senhance.com/indications. To learn more about Performance-Guided Surgery, Digital Laparoscopy with the Senhance Surgical System and the new LUNA System visit www.asensus.com.

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Forward-Looking Statements

This press release includes statements relating to Asensus Surgical and its corporate update. These statements and other statements regarding our future plans and goals constitute "forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether Asensus Surgical will be able to successfully develop its LUNA Surgical System, whether Asensus Surgical’s Digital solution will enable its vision of Performance-Guided Surgery, whether the LUNA Surgical System will revolutionize the way surgery is performed, whether the incremental features sets under development for the ISU will be successful, whether the collaboration between Asensus Surgical and Google Cloud will be successful and whether definitive agreements will be successfully negotiated and lead to a successful collaboration between Asensus Surgical and Karl Storz. For a discussion of the risks and uncertainties associated with the Company’s business, please review our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 and our other filings we make with the SEC. You are cautioned not to place undue reliance on these forward looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Mark Klausner or Mike Vallie, 443-213-0499

invest@asensus.com

MEDIA CONTACT:

Isabella Rodriguez, 708-833-1572

CG Life

irodriguez@cglife.com